UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(D) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) November 2, 2005 (October 28, 2005)
CYTOKINETICS, INCORPORATED
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-50633 (Commission File Number)	94-3291317 (IRS Employer Identification No.)
280 East Grand Avenue
South San Francisco, California 94080
(Address of principal executive offices, including zip code)
(650) 624-3000
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.
          On October 28, 2005, we entered into a committed Equity Financing Facility, or CEFF, with Kingsbridge Capital Ltd., or Kingsbridge. Pursuant to the CEFF, Kingsbridge committed to purchase, subject to certain conditions, shares of our newly-issued common stock with an aggregate purchase price of up to $75 million. The CEFF allows us to raise capital to support our future corporate and clinical development activities. As part of the arrangement, we issued a warrant to Kingsbridge to purchase 244,000 shares of our common stock with an exercise price of $9.13 per share. The warrant is exercisable beginning six months after the date of grant and for a period of five years after the date of grant. Subject to certain conditions and limitations, from time to time under the CEFF, we may require Kingsbridge to purchase newly-issued shares of our common stock at a price that is between 90% and 94% of the volume weighted average price on each trading day during an eight day, forward-looking pricing period. This allows us to raise capital as required, at the time and in the amounts we deem suitable. The maximum number of shares we may issue in any pricing period is the lesser of 2.5% of our market capitalization immediately prior to the commencement of the pricing period or $15 million. The minimum acceptable volume weighted average price for determining the purchase price at which our stock may be sold in any pricing period is the greater of $3.50 or 85% of the closing price for our Common Stock on the day prior to the commencement of the pricing period. The CEFF also requires us to file a registration statement with respect to the resale of shares issued pursuant to the CEFF and underlying the warrant within 60 days of entering into the CEFF, and to use commercially reasonable efforts to have such registration statement declared effective by the Securities and Exchange Commission within 180 days of our entry into the CEFF. Under the terms of the CEFF, the maximum number of shares we may sell is 5,703,488 shares (exclusive of the shares underlying the warrant) which, under the rules of the NASDAQ Stock Market, is approximately the maximum number of shares we may sell to Kingsbridge without approval of our stockholders. This limitation may further limit the amount of proceeds we are able to obtain from the CEFF.
          Cytokinetics is not obligated to sell any of the $75 million of common stock available under the CEFF, and there are no minimum commitments or minimum use penalties. The CEFF does not contain any restrictions on our operating activities, automatic pricing resets or minimum market volume restrictions.
          We relied on the exemption from registration contained in Section 4(2) of the Securities Act, and Regulation D, Rule 506 thereunder, in connection with obtaining Kingsbridge’s commitment under the CEFF, and for the issuance of the warrant in consideration of such commitment.
          A complete copy of the Common Stock Purchase Agreement, the Registration Rights Agreement and the Warrant executed in connection with the CEFF will each be filed as an exhibit to our Annual Report on Form 10-K for the fiscal year ended December 31, 2005. The foregoing descriptions of the terms of these agreements do not purport to be complete, and are qualified in their entirety by reference to such exhibits.
          On October 28, 2005, we also issued a press release announcing our entry into the CEFF. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.
ITEM 3.02. UNREGISTERED SALES OF EQUITY SECURITIES.
          The information under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.
ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.
          (c) Exhibit 99.1

Exhibit No.	Description
99.1	Committed Equity Financing Facility Press Release, dated October 28, 2005.

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYTOKINETICS, INCORPORATED
Date: November 2, 2005	By:	/s/ James H. Sabry
James H. Sabry, M.D., Ph.D.
President and Chief Executive Officer

Exhibit Index

Exhibit No.	Description
99.1	Committed Equity Financing Facility Press Release, dated October 28, 2005.